Exhibit 99.1

     Forest City Reports Second-Quarter and Year-to-Date Financial Results

    CLEVELAND, Sept. 4 /PRNewswire-FirstCall/ -- Forest City Enterprises, Inc. (NYSE: FCEA and FCEB) today announced revenues, net earnings and EBDT for the second quarter and six months ended July 31, 2008.

    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the second quarter was $88.3 million, or $0.82 per share, a 24.2 percent increase on a per share basis compared with last year's second-quarter EBDT of $71.2 million, or $0.66 per share. EBDT for the six months ended July 31, 2008 was $104.3 million, or $0.97 per share, compared with last year's $105.7 million, or $0.98 per share.

    EBDT results for both the quarter and six months were driven by solid operating performance in the Company's commercial and residential segments, which increased pre-tax EBDT by $27.7 million for the six months ended July 31, 2008 compared to the prior year, including $16.4 million from military family housing. Both the quarterly and year-to-date results were negatively impacted by reporting a larger share of losses for the NBA Nets basketball team compared with the prior year, decreasing pre-tax EBDT by $16.5 million ($11.0 million after tax) for the first half of 2008. The six-month EBDT results were negatively impacted by increased development project write-offs of $21.1 million ($12.9 million after tax) primarily due to the first quarter write-off of Summit at Lehigh Valley, a Commercial development project with a housing component located in Allentown, Pennsylvania.

    The fiscal second-quarter net loss was $8.3 million, or $(0.08) per share, compared with net earnings of $67.8 million, or $0.63 per share, in the prior year. Net loss for the six months was $48.6 million, or $(0.47) per share, compared with net earnings of $50.6 million, or $0.48 per share, in 2007. In addition to being impacted by the factors affecting EBDT, the net earnings variance was primarily due to significant gains recognized in the prior year from the sale of the Company's supported-living portfolio, with no comparable asset sales in 2008.

    Second-quarter 2008 consolidated revenues were $330.2 million compared with $287.6 million last year. First-half 2008 revenues were $637.9 million compared with $556.0 million for the six months ended July 31, 2007.

    EBDT and EBDT per share are non-Generally Accepted Accounting Principles
(GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said "We are pleased with our second-quarter results and with the performance of our new property openings and mature portfolio. The progress in the quarter has brought year-to-date results in line with last year, in spite of a large first-quarter development project write off, and demonstrates the solid foundation for the business represented by our core rental property portfolio. In addition, our military family housing business contributed solidly to our results, both in the second quarter and for the first six months."

    NOI, Occupancies and Rent
    Overall comparable property net operating income (NOI) increased 1.3 percent during the second quarter compared with the same period a year ago. The retail portfolio was up 4.5 percent, while the office portfolio was down
1.5 percent. In residential, comparable property NOI in the Company's traditional multifamily apartment communities increased 3.0 percent, but was offset by softness in the supported-living portion of the business, resulting in an NOI increase of 0.6 percent for the total residential portfolio compared
with the second quarter of 2007.   Comparable property NOI, defined as NOI
from properties operated in both 2008 and 2007, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.
    In addition, overall second-quarter 2008 NOI results included $8.3 million of lease-cancellation fee income related to one of the Company's New York office properties, while overall second-quarter 2007 NOI included $10.1 million from the sale of a supported-living residential development property.
    At July 31, 2008, comparable retail occupancies were 92.5 percent compared with 92.9 percent at July 31, 2007, and regional mall sales averaged $451 per square foot. Comparable office occupancies increased to 92.7 percent compared with 89.9 percent last year. Comparable average occupancies for the first half of the year in the residential business were 92.5 percent compared with 93.9 percent last year. Comparable residential net rental income was down modestly to 90.0 percent, compared with 91.5 percent in the same period in 2007.

    Land Development

    Commenting on results for the land business, Ratner said, "Our land development business has not been a significant factor in year-to-date results and continues to reflect the general nationwide softness in that segment of our industry. We see no indications of an overall improvement in the near term. Despite this ongoing softness, our inventory of land in quality markets means we are well-positioned to capitalize when a broader recovery occurs, just as we have during past real estate cycles. In addition, we continue to view current market conditions as a potential opportunity to selectively acquire additional land for future development in good markets and at attractive prices."

    Debt Maturities

    "Given the continued stress in the credit markets, we have placed even greater emphasis on monitoring and managing upcoming maturities, and we're pleased with our progress to date," said Ratner.
    Forest City began its fiscal 2008 with scheduled maturities for the year of $903 million at the Company's pro-rata share ($842 million at full consolidation). At the end of the second quarter, total remaining 2008 maturities were $253 million at the Company's pro-rata share ($179 million at full consolidation), of which more than 70 percent have been addressed to date through closed loans, scheduled amortization, committed refinancings or available extensions. As of July 31, 2008, the Company's total scheduled maturities for 2009 were $901 million at the Company's pro-rata share ($734 million at full consolidation), of which more than 50 percent have already been addressed to date, either through closed loans, scheduled amortization or available extensions.

    Nets
    The overall operating loss for the Nets as a stand-alone business is comparable to the prior year. The Company's reported share of the loss is higher because it advanced capital to fund the team's operating losses on behalf of both Forest City and certain non-funding partners. While these advances receive preferential capital treatment, the Company reports losses, including significant non-cash losses resulting from amortization, in excess of its legal ownership of approximately 23 percent.


    Milestones

    Current and Anticipated Openings

    Through the first half of 2008, Forest City has opened five projects and acquired one, representing $553.5 million of cost at the Company's pro-rata share and $466.6 million at full consolidation.

    During the first half, the Company opened Orchard Town Center, a 980,000-square-foot open-air lifestyle center in Westminster, Colorado, and 855 North Wolfe Street a 278,000-square-foot office building at the Science + Technology Park at Johns Hopkins in Baltimore. In addition, three residential properties were opened: the 131-unit Lucky Strike Building at the Company's Tobacco Row adaptive reuse apartment community in Richmond, Virginia; the 366-unit Mercantile Place on Main redevelopment in Dallas; and the first phases of the 665-unit Uptown Apartments in center city Oakland. Uptown Apartments is the first LEED (Leadership in Energy and Environmental Design) Silver-Certified multifamily housing property in Oakland.

    Two large retail projects that are currently under construction are scheduled to open in the third quarter of 2008. White Oak Village, an 800,000-square-foot lifestyle/power center near Richmond, is 89 percent pre-leased and will feature anchors JCPenney, Lowe's, Target and Sam's Club. In Tampa, Shops at Wiregrass, a 646,000-square-foot open-air lifestyle center, is currently 78 percent pre-leased. Dillard's and Macy's will join previously opened JCPenney in anchoring the project.

    At the mixed-use Mesa del Sol in Albuquerque, New Mexico, Forest City expects to open a 210,000-square-foot operations center for a unit of Fidelity Investments, and a 74,000-square-foot town center during the second half of the year. Grading for the first residential neighborhood has begun with lot
sales anticipated to begin in summer 2009.   To date, the Company has
purchased approximately 3,100 acres of land for this project and has a total of approximately 1 million square feet of space built and occupied, under construction, or under contract. Upon full build-out, the 9,000-acre Mesa del Sol is expected to include up to 16 million square feet of commercial space and 37,500 residential units.

    Development Pipeline Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's projects under construction or under development.

    Projects Under Construction

    At the end of the second quarter, Forest City's pipeline included 13 projects under construction, representing a total cost of $2.3 billion at the Company's pro-rata share ($2.2 billion on a full consolidation basis).

    In addition to the two retail centers scheduled to open later this year, Forest City has three new retail centers currently under construction, including the 1.2-million-square-foot Ridge Hill in Yonkers, New York; the 517,000-square-foot East River Plaza in Manhattan; and the 466,000-square-foot Village at Gulfstream in Hallandale, Florida.

    In Washington D.C., construction began earlier in the year on the first two office buildings, totaling 628,000 square feet, at the Waterfront Station redevelopment in Southwest Washington, D.C. Approximately 543,000 square feet of space in the buildings is pre-leased to the District of Columbia for government offices.

    In the residential portfolio, the Company closed on $167 million in financing and began construction on the 365-unit 80 DeKalb Avenue apartment community, the Company's first residential tower in Brooklyn. In Manhattan, construction is underway on the 904-unit Beekman, with anticipated completion in 2011. In addition to market-rate rental units, Beekman will feature a K-8 public school, an ambulatory center for New York Downtown Hospital, and community-oriented retail space. North of Boston, construction continues on the 305-unit Haverhill adaptive reuse apartment community. All three of these projects, as well as the three residential projects opened during the first half of the year, utilize some form of tax-advantaged financing. Such financing lowers the Company's total cost of capital on these projects and enhances their long-term value.

    Projects Under Development

    At the end of the second quarter, Forest City had more than 15 projects under development, representing more than $900 million of cost on a full consolidation basis and at the Company's share. Among the projects under development and scheduled to begin construction during the next year are four projects totaling approximately $250 million of cost on a full consolidation basis and at the Company's pro-rata share.

    At The Yards, in Washington, D.C., the Company has begun construction on the 170-unit Pattern Shop Lofts apartment community and expects to begin later this year on the 44,000-square-foot Boilermaker retail project. These two projects are the first vertical components of this $1.7 billion development that is expected to include up to 2,800 residential units, 1.8 million square feet of office space, and 400,000 square feet of retail and dining space - all located in the neighborhood of the Washington Nationals baseball park.

    On the West Coast, construction at Presidio, a 161-unit apartment community that is part of the historic former military base - now a major urban national park - at the foot of the Golden Gate Bridge in San Francisco, is expected to begin in late 2008. This adaptive re-use of a former public health service hospital, together with the recently opened Uptown Apartments in Oakland, join a number of other properties that are part of a growing presence for Forest City in the Bay Area.

    Commenting on the Company's development activities, Ratner said, "The start of construction at Waterfront Station and The Yards in Washington, D.C., represents the first fruit of a five-to-six year effort by our Washington, D.C. team, and reflects not only the long-term nature of these types of complex projects, but also the Company's proven ability to bring them through our pipeline successfully and to create value - even in challenging times - for Forest City, for our shareholders and for the communities in which we operate.

    "Similarly, the opening of the first phase of the Uptown Apartments in Oakland and continuing construction at The Presidio in San Francisco, reflect our long-term effort to grow strategically in attractive markets, particularly in urban areas with high barriers to entry, and with opportunities for additional future development for the Company.

    "While we are proud of these recent accomplishments, we are acutely aware that development is looked upon with a great deal of skepticism by many investors, given current market conditions. We continue to believe strongly in development as a core strength and primary lever to add value over the long term, but we have pulled back from a number of projects in our pipeline, eliminating some and slowing others. We have raised our risk-adjusted return requirements to ensure that we pursue only those projects with the opportunity to create significant value, even in this volatile environment."

    Financing Activity

    During the first six months of 2008, Forest City closed on transactions totaling $1.7 billion in nonrecourse mortgage financings, including $562.0 million in refinancings, $949.1 million in development projects, and $254.6 million in loan extensions and additional fundings.

    As of July 31, 2008, the Company's weighted average cost of mortgage debt decreased to 5.50 percent from 6.04 percent at July 31, 2007, primarily due to a decrease in variable interest rates. Fixed-rate mortgage debt, including variable debt that is effectively fixed through interest rate swaps, represented 75.1 percent of the Company's total nonrecourse mortgage debt, and decreased from 6.13 percent at July 31, 2007 to 6.07 percent at July 31, 2008. Variable-rate mortgage debt decreased from 5.77 percent at July 31, 2007 to
3.78 percent at July 31, 2008.

    Ratner said, "We're gratified by our ongoing success in accessing non-recourse financing to fund development and strategic acquisitions. The hard work of our finance teams, our track record and long-term relationships with lenders, combined with a focus on high-quality projects in good markets, continue to serve us well."

    Outlook

    "To date in 2008, we have good reason to be pleased with the performance of our core portfolio and, longer term, we remain committed to development as the primary engine for future, additional value creation. Clearly, however, these are times that demand a more cautious approach to our business. The economy in general, and the real estate market in particular, remain highly stressed. Credit, while available, remains tight and more challenging and expensive to obtain. And at present, there are few, if any, signs of a turnaround in the foreseeable future.

    "In response to this reality, we have and will continue to adapt to changes in the marketplace. This includes placing a high premium on maintaining liquidity, applying stringent requirements on new development, strategically capitalizing on opportunities presented by market dislocations and distress, and managing our operations to an even higher standard of efficiency.

    "Our existing pipeline includes a number of long-term, multiphase projects such as Mesa del Sol in Albuquerque, Stapleton in Denver, and Waterfront Station and The Yards in Washington, DC. These types of projects are a hallmark of Forest City, and they provide a reservoir of ongoing development and value-creation opportunities. By selectively bringing additional opportunities through our pipeline, and effectively managing our mature portfolio to maximize its contribution, we will continue to create long-term value and ensure future growth, in spite of the challenges of the current marketplace."

    Corporate Description

    Forest City Enterprises, Inc. is a $10.9 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended July 31, 2008, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

    EBDT is defined as net earnings excluding the following items: i) gain
(loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment which is classified as minority interest expense on the Company's Consolidated Statement of Operations; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly-titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities, even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, general real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, dependence on rental income from real property, reliance on major tenants, the effect of economic and market conditions on a nationwide basis as well as in our primary markets, vacancies in our properties, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, department store consolidations, international activities, the impact of terrorist acts, risks associated with an investment in and operation of a professional sports team, conflicts of interests, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, the continued availability of tax-exempt government financing, effects of uninsured or underinsured losses, environmental liabilities, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, changes in market conditions, litigation risks, and other risk factors as disclosed from time to time in the Company's SEC filings, including but not limited to, the Company's annual and quarterly reports.

                  Forest City Enterprises, Inc. and Subsidiaries
                               Financial Highlights
                     Six Months Ended July 31, 2008 and 2007
                  (dollars in thousands, except per share data)

                                      Three Months Ended,        Increase
                                            July 31,            (Decrease)
                                    ------------------------  ----------------
                                         2008         2007     Amount  Percent
                                    ========================  ================
    Operating Results:
    Earnings (loss) from continuing
     operations                        $(13,596)      $4,189  $(17,785)
    Discontinued operations, net of
     tax and minority interest (1)        5,284       63,586   (58,302)
                                    ------------------------  ----------------
    Net Earnings (loss)                 $(8,312)     $67,775  $(76,087)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and Deferred
     Taxes (EBDT) (2)                   $88,343      $71,206   $17,137  24.1%
                                    ========================  ================

    Reconciliation of Net Earnings
     to Earnings Before
     Depreciation, Amortization and
     Deferred Taxes (EBDT)(2):

      Net Earnings (loss)               $(8,312)     $67,775  $(76,087)

      Depreciation and amortization
       - Real Estate Groups (7)          73,593       62,490    11,103

      Amortization of mortgage
       procurement costs - Real
       Estate Groups (7)                  3,448        3,538       (90)

      Deferred income tax expense -
       Real Estate Groups (8)            16,121       33,397   (17,276)

      Deferred income tax expense
       (benefit) - Non-Real Estate
       Groups: (8)
            Gain on disposition of
             other investments              -            (57)       57

      Current income tax expense on
       non-operating earnings: (8)
            Gain on disposition of
             other investments              -            224      (224)
            Gain on disposition
             included in
             discontinued
             operations                     -          8,088    (8,088)
            Gain on disposition of
             equity method rental
             properties                     707          -         707

    Straight-line rent adjustment (3)     4,248       (3,470)    7,718

    Preference payment (6)                  931          936        (5)

    Preferred return on disposition         208        5,034    (4,826)

    Provision for decline in real
     estate                                 365          -         365

    Provision for decline in real
     estate of equity method rental
     properties                           5,661          -       5,661

    Gain on disposition of equity
     method rental properties               -            -         -

    Gain on disposition of other
     investments                            -           (431)      431

    Discontinued operations: (1)
            Gain on disposition of
             rental properties           (8,627)    (106,318)   97,691
                                    ------------------------  ----------------

    Earnings Before Depreciation,
     Amortization and  Deferred
     Taxes (EBDT) (2)                   $88,343      $71,206   $17,137  24.1%
                                    ========================  ================

    Diluted Earnings per Common
     Share:

    Earnings (loss) from continuing
     operations                          $(0.13)       $0.04    $(0.17)
    Discontinued operations, net of
     tax and minority interest (1)        $0.05         0.59     (0.54)
                                    ------------------------  ----------------
    Net earnings (loss) (5)              $(0.08)       $0.63    $(0.71)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and Deferred
     Taxes (EBDT) (2) (4)                 $0.82        $0.66     $0.16  24.2%
                                    ========================  ================

    Operating earnings (loss), net
     of tax (a non-GAAP financial
     measure)                            $(0.04)       $0.05    $(0.09)

    Provision for decline in real
     estate, net of tax                   (0.04)         -       (0.04)

    Gain on disposition of rental
     properties and other
     investments, net of tax               0.05         0.63     (0.58)

    Minority interest                     (0.05)       (0.05)      -
                                    ------------------------  ----------------

    Net earnings (loss) (5)              $(0.08)       $0.63    $(0.71)
                                    ========================  ================

    Basic weighted average shares
     outstanding (4)                102,682,825  102,239,962   442,863
                                    ========================  ================

    Diluted weighted average shares
     outstanding (4)                107,196,491  107,780,304  (583,813)
                                    ========================  ================

                  Forest City Enterprises, Inc. and Subsidiaries
                               Financial Highlights
                     Six Months Ended July 31, 2008 and 2007
                  (dollars in thousands, except per share data)

                                        Six Months Ended         Increase
                                            July 31,            (Decrease)
                                    ------------------------  ----------------
                                         2008         2007     Amount  Percent
                                    ========================  ================

    Operating Results:
    Earnings (loss) from continuing
     operations                        $(53,944)    $(13,480) $(40,464)
    Discontinued operations, net of
     tax and minority interest (1)        5,363       64,074   (58,711)
                                    ------------------------  ----------------
    Net Earnings (loss)                $(48,581)     $50,594  $(99,175)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and  Deferred
     Taxes (EBDT) (2)                  $104,297     $105,735   $(1,438) (1.4%)
                                    ========================  ================

    Reconciliation of Net Earnings
     to Earnings Before
     Depreciation, Amortization and
     Deferred Taxes (EBDT) (2):

      Net Earnings (loss)              $(48,581)     $50,594  $(99,175)

      Depreciation and amortization
       - Real Estate Groups (7)         144,358      126,999    17,359

      Amortization of mortgage
       procurement costs - Real
       Estate Groups (7)                  6,791        6,457       334

      Deferred income tax expense -
       Real Estate Groups (8)               788       23,037   (22,249)

      Deferred income tax expense
       (benefit) - Non-Real Estate
       Groups: (8)
            Gain on disposition of
             other investments               58          (57)      115

      Current income tax expense on
       non-operating earnings: (8)
            Gain on disposition of
             other investments              -            224      (224)
            Gain on disposition
             included in
             discontinued
             operations                     -          8,088    (8,088)
            Gain on disposition of
             equity method rental
             properties                   1,339          -       1,339

    Straight-line rent adjustment (3)     1,101       (7,620)    8,721

    Preference payment (6)                1,867        1,834        33

    Preferred return on disposition         208        5,034    (4,826)

    Provision for decline in real
     estate                                 365          -         365

    Provision for decline in real
     estate of equity method rental
     properties                           5,661          -       5,661

    Gain on disposition of equity
     method rental properties              (881)      (2,106)    1,225

    Gain on disposition of other
     investments                           (150)        (431)      281

    Discontinued operations: (1)
            Gain on disposition of
             rental properties           (8,627)    (106,318)   97,691
                                    ------------------------  ----------------

    Earnings Before Depreciation,
     Amortization and  Deferred
     Taxes (EBDT) (2)                  $104,297     $105,735   $(1,438) (1.4%)
                                    ========================  ================

    Diluted Earnings per Common
     Share:

    Earnings (loss) from continuing
     operations                          $(0.52)      $(0.13)   $(0.39)
    Discontinued operations, net of
     tax and minority interest (1)         0.05         0.61     (0.56)
                                    ------------------------  ----------------
    Net earnings (loss) (5)              $(0.47)       $0.48    $(0.95)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and Deferred
     Taxes (EBDT) (2) (4)                 $0.97        $0.98    $(0.01) (1.0%)
                                    ========================  ================

    Operating earnings (loss), net
     of tax (a non-GAAP financial
     measure)                            $(0.43)      $(0.05)   $(0.38)

    Provision for decline in real
     estate, net of tax                   (0.04)         -       (0.04)

    Gain on disposition of rental
     properties and other
     investments, net of tax               0.06         0.65     (0.59)

    Minority interest                     (0.06)       (0.07)     0.01
                                    ------------------------  ----------------

    Net earnings (loss) (5)              $(0.47)       $0.53    $(1.00)
                                    ========================  ================

    Basic weighted average shares
     outstanding (4)                102,648,700  102,117,423   531,277
                                    ========================  ================

    Diluted weighted average shares
     outstanding (4)                107,213,800  107,725,238  (511,438)
                                    ========================  ================

                  Forest City Enterprises, Inc. and Subsidiaries
                               Financial Highlights
                     Six Months Ended July 31, 2008 and 2007
                              (dollars in thousands)

                                           Three Months Ended,    Increase
                                                July 31,         (Decrease)
                                         --------------------- ---------------
                                             2008      2007     Amount Percent
                                         ===================== ===============
    Operating Earnings (a non-GAAP
     financial measure) and Reconciliation
     to Net Earnings:
    Revenues from real estate operations
      Commercial Group                     $248,040  $210,726   $37,314
      Residential Group                      75,040    62,254    12,786
      Land Development Group                  7,159    14,606    (7,447)
      Corporate Activities                        -         -         -
                                         --------------------- ---------------
           Total Revenues                   330,239   287,586    42,653 14.8%

    Operating expenses                     (186,090) (177,186)   (8,904)
    Interest expense                        (82,350)  (72,708)   (9,642)
    Early extinguishment of debt                (52)   (1,640)    1,588
    Amortization of mortgage procurement
     costs (7)                               (3,169)   (2,839)     (330)
    Depreciation and amortization (7)       (70,228)  (55,741)  (14,487)
    Interest and other income                12,887    23,423   (10,536)
    Equity in earnings of unconsolidated
     entities                                (5,577)    7,773   (13,350)
    Provision for decline in real estate
     of equity method rental properties       5,661         -     5,661
    Gain on disposition of equity method
     rental properties                            -         -         -
    Preferred Return on Disposition             208     5,034    (4,826)
    Revenues and interest income from
     discontinued operations (1)                193    12,509   (12,316)
      Deferred income tax expense
       (benefit) - Non-Real Estate Groups:
       (8)                                     (209)  (15,201)   14,992
                                         --------------------- ---------------

    Operating earnings (loss) (a non-GAAP
     financial measure)                       1,513    11,010    (9,497)
                                         --------------------- ---------------

    Income tax expense (8)                   (3,723)      609    (4,332)
    Income tax expense from discontinued
     operations (1) (8)                      (3,327)  (40,040)   36,713
    Income tax expense on non-operating
     earnings items (see below)                 925    39,303   (38,378)
                                         --------------------- ---------------

    Operating earnings (loss), net of tax
     (a non-GAAP financial measure)          (4,612)   10,882   (15,494)
                                         --------------------- ---------------

    Provision for decline in real estate       (365)        -      (365)

    Provision for decline in real estate
     of equity method rental properties      (5,661)        -    (5,661)

    Gain on disposition of equity method
     rental properties                            -         -         -

    Preferred Return on Disposition            (208)   (5,034)    4,826

    Gain on disposition of other
     investments                                  -       431      (431)

    Gain on disposition of rental
     properties included in discontinued
     operations (1)                           8,627   106,318   (97,691)

    Income tax benefit (expense) on non-
     operating earnings: (8)
         Provision for decline in real
          estate                                141         -       141
         Provision for decline in real
          estate of equity method rental
          properties                          2,187         -     2,187
         Gain on disposition of other
          investments                             -      (167)      167
         Gain on disposition of equity
          method rental properties               80     1,945    (1,865)
         Gain on disposition of rental
          properties included in
          discontinued operations            (3,333)  (41,081)   37,748
                                         --------------------- ---------------
    Income tax expense on non-operating
     earnings (see above)                      (925)  (39,303)   38,378
                                         --------------------- ---------------

    Minority interest in continuing
     operations                              (5,168)   (5,519)      351

    Minority interest in discontinued
     operations: (1)
         Operating earnings                       -         -         -
         Gain on disposition of rental
          properties                              -         -         -
                                         --------------------- ---------------
                                                  -         -         -
                                         --------------------- ---------------

    Minority interest                        (5,168)   (5,519)      351
                                         --------------------- ---------------

    Net earnings (loss)                     $(8,312)  $67,775  $(76,087)

                  Forest City Enterprises, Inc. and Subsidiaries
                               Financial Highlights
                     Six Months Ended July 31, 2008 and 2007
                              (dollars in thousands)

                                          Six Months Ended       Increase
                                              July 31,          (Decrease)
                                         --------------------- ---------------
                                           2008      2007     Amount  Percent
                                         ===================== ===============
    Operating Earnings (a non-GAAP
     financial measure) and
     Reconciliation to Net Earnings:
    Revenues from real estate operations
      Commercial Group                   $470,307  $413,753   $56,554
      Residential Group                   153,997   116,859    37,138
      Land Development Group               13,581    25,339   (11,758)
      Corporate Activities                      -         -         -
                                         --------------------- ---------------
           Total Revenues                 637,885   555,951    81,934   14.7%

    Operating expenses                   (393,766) (345,778)  (47,988)
    Interest expense                     (165,721) (149,507)  (16,214)
    Early extinguishment of debt           (5,231)   (4,184)   (1,047)
    Amortization of mortgage procurement
     costs (7)                             (6,107)   (5,403)     (704)
    Depreciation and amortization (7)    (136,847) (115,528)  (21,319)
    Interest and other income              21,288    34,822   (13,534)
    Equity in earnings of unconsolidated
     entities                             (15,224)    9,134   (24,358)
    Provision for decline in real estate
     of equity method rental properties     5,661         -     5,661
    Gain on disposition of equity method
     rental properties                       (881)   (2,106)    1,225
    Preferred Return on Disposition           208     5,034    (4,826)
    Revenues and interest income from
     discontinued operations (1)              741    24,808   (24,067)
      Deferred income tax expense
       (benefit) - Non-Real Estate
       Groups: (8)                           (628)  (26,704)   26,076
                                         --------------------- ---------------

    Operating earnings (loss) (a non-
     GAAP financial measure)              (58,622)  (19,461)  (39,161)
                                         --------------------- ---------------

    Income tax expense (8)                 15,856    14,649     1,207
    Income tax expense from discontinued
     operations (1) (8)                    (3,377)  (40,348)   36,971
    Income tax expense on non-operating
     earnings items (see below)             1,323    40,117   (38,794)
                                         --------------------- ---------------

    Operating earnings (loss), net of
     tax (a non-GAAP financial measure)   (44,820)   (5,043)  (39,777)
                                         --------------------- ---------------

    Provision for decline in real estate     (365)        -      (365)

    Provision for decline in real estate
     of equity method rental properties    (5,661)        -    (5,661)

    Gain on disposition of equity method
     rental properties                        881     2,106    (1,225)

    Preferred Return on Disposition          (208)   (5,034)    4,826

    Gain on disposition of other
     investments                              150       431      (281)

    Gain on disposition of rental
     properties included in discontinued
     operations (1)                         8,627   106,318   (97,691)

    Income tax benefit (expense) on non-
     operating earnings: (8)
         Provision for decline in real
          estate                              141         -       141
         Provision for decline in real
          estate of equity method rental
          properties                        2,187         -     2,187
         Gain on disposition of other
          investments                         (58)     (167)      109
         Gain on disposition of equity
          method rental properties           (260)    1,131    (1,391)
         Gain on disposition of rental
          properties included in
          discontinued operations          (3,333)  (41,081)   37,748
                                         --------------------- ---------------
    Income tax expense on non-operating
     earnings (see above)                  (1,323)  (40,117)   38,794
                                         --------------------- ---------------

    Minority interest in continuing
     operations                            (5,862)   (8,067)    2,205

    Minority interest in discontinued
     operations: (1)
         Operating earnings                     -         -         -
         Gain on disposition of rental
          properties                            -         -         -
                                         --------------------- ---------------
                                                -         -         -
                                         --------------------- ---------------

    Minority interest                      (5,862)   (8,067)    2,205
                                         --------------------- ---------------

    Net earnings (loss)                  $(48,581)  $50,594  $(99,175)
                                         ===================== ===============

Forest City Enterprises, Inc. and Subsidiaries
Financial Highlights
Six Months Ended July 31, 2008 and 2007
(in thousands)

    1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or are held for sale are reported as discontinued operations.

    2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain
       (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
       iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and
       vii) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

    3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

    4) For the three and six months ended July 31, 2008, the effect of 4,513,666 and 4,565,100 shares respectively of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three and six months ended July 31, 2008, diluted weighted average shares outstanding were used to arrive at $0.82/share and $0.97/share, respectively.)

       For the six months ended July 31, 2007, the effect of 5,607,815 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the six months ended July 31, 2007, diluted weighted average shares outstanding were used to arrive at $0.98/share.)

    5) For the six months ended July 31, 2007, $1,292,000 of net earnings is allocated to participating securities under EITF 03-6 "Participating Securities and the Two-Class Method under FASB 128". As a result, the net earnings for purposes of calculating basic and diluted EPS is $49,302,000.

    6) The preference payment represents the respective period's share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner's minority interests in the Forest City Ratner Company portfolio.

    7) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                                         Depreciation and   Depreciation and
                                           Amortization       Amortization
                                        ------------------  -----------------
                                        Three Months Ended  Six Months Ended
                                             July 31,           July 31,
                                        ------------------  -----------------
                                          2008     2007      2008      2007
                                        ==================  =================

         Full Consolidation              $70,228  $55,741  $136,847  $115,528
         Non-Real Estate                  (3,502)  (2,022)   (6,821)   (4,019)
                                        ------------------  -----------------
         Real Estate Groups Full
          Consolidation                   66,726   53,719   130,026   111,509
         Real Estate Groups related to
          minority interest               (1,548)  (1,138)   (2,531)   (3,825)
         Real Estate Groups Equity
          Method                           8,325    8,988    16,768    17,381
         Real Estate Groups Discontinued
          Operations                          90      921        95     1,934
                                        ------------------  -----------------
         Real Estate Groups Pro-Rata
          Consolidation                  $73,593  $62,490  $144,358  $126,999
                                        ==================  =================


                                         Amortization of    Amortization of
                                             Mortgage           Mortgage
                                        Procurement Costs   Procurement Costs
                                        ------------------  -----------------
                                        Three Months Ended  Six Months Ended
                                             July 31,           July 31,
                                        ------------------  -----------------
                                           2008     2007      2008      2007
                                        ==================  =================

         Full Consolidation               $3,169   $2,839    $6,107    $5,403
         Non-Real Estate                       -        -         -         -
                                        ------------------  -----------------
         Real Estate Groups Full
          Consolidation                    3,169    2,839     6,107     5,403
         Real Estate Groups related to
          minority interest                 (117)    (261)     (269)     (421)
         Real Estate Groups Equity
          Method                             396      926       942     1,406
         Real Estate Groups Discontinued
          Operations                           -       34        11        69
                                        ------------------  -----------------
         Real Estate Groups Pro-Rata
          Consolidation                   $3,448   $3,538    $6,791    $6,457
                                        ==================  =================

Forest City Enterprises, Inc. and Subsidiaries
Financial Highlights
Six Months Ended July 31, 2008 and 2007
(in thousands)

                                        Three Months Ended  Six Months Ended
                                             July 31,           July 31,
                                       ------------------- -------------------
                                           2008     2007      2008     2007
                                       =================== ===================
    8) The following table provides       (in thousands)     (in thousands)
       detail of Income Tax Expense
       (Benefit):
         (A) Operating earnings
                    Current              $(11,434)  $1,547  $(11,511)   $(145)
                    Deferred               17,565     (378)   (2,335) (13,540)
                                       ------------------- -------------------
                                            6,131    1,169   (13,846) (13,685)
                                       ------------------- -------------------

         (B) Provision for decline in
             real estate
                    Deferred                 (141)       -      (141)       -
                    Deferred - Equity
                     method investment     (2,187)       -    (2,187)       -
                                       ------------------- -------------------
                       Subtotal            (2,328)       -    (2,328)       -
                                       ------------------- -------------------

         (C) Gain on disposition of
             other investments
                    Current - Non-Real
                     Estate Groups              -      224         -      224
                    Deferred - Non-Real
                     Estate Groups              -      (57)       58      (57)
                                       ------------------- -------------------
                                                -      167        58      167
                                       ------------------- -------------------
         (D) Gain on disposition of
             equity method rental
             properties
                   Current                    707        -     1,339        -
                   Deferred                  (787)  (1,945)   (1,079)  (1,131)
                                       ------------------- -------------------
                                              (80)  (1,945)      260   (1,131)
                                       ------------------- -------------------

                Subtotal (A) (B) (C) (D)
                   Current                (10,727)   1,771   (10,172)      79
                   Deferred                14,450   (2,380)   (5,684) (14,728)
                                       ------------------- -------------------
                   Income tax expense       3,723     (609)  (15,856) (14,649)
                                       ------------------- -------------------

         (E) Discontinued operations
                   Operating earnings
                   Current                 (1,055)  (2,406)   (1,119)  (2,348)
                   Deferred                 1,049    1,365     1,163    1,615
                                       ------------------- -------------------
                                               (6)  (1,041)       44     (733)
                                       ------------------- -------------------

                  Gain on disposition of
                   rental properties
                  Current                       -    8,088         -    8,088
                  Deferred                  3,333   32,993     3,333   32,993
                                       ------------------- -------------------
                                            3,333   41,081     3,333   41,081
                                       ------------------- -------------------
                                            3,327   40,040     3,377   40,348
                                       ------------------- -------------------

               Grand Total  (A) (B) (C)
                (D) (E)
                   Current                (11,782)   7,453   (11,291)   5,819
                   Deferred                18,832   31,978    (1,188)  19,880
                                       ------------------- -------------------
                                           $7,050  $39,431  $(12,479) $25,699
                                       ------------------- -------------------

               Recap of Grand Total:
                 Real Estate Groups
                   Current                  7,671   10,728    10,072   12,974
                   Deferred                16,121   33,397       788   23,037
                                       ------------------- -------------------
                                           23,792   44,125    10,860   36,011
                 Non-Real Estate Groups
                   Current                (19,453)  (3,275)  (21,363)  (7,155)
                   Deferred                 2,711   (1,419)   (1,976)  (3,157)
                                       ------------------- -------------------
                                          (16,742)  (4,694)  (23,339) (10,312)
                                       ------------------- -------------------
                Grand Total                $7,050  $39,431  $(12,479) $25,699
                                       =================== ===================

     Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss)
     (GAAP) (in thousands):

                                      Three Months Ended July 31, 2008

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

     Revenues from real estate
      operations                $330,239  $15,053  $108,196    $162  $423,544
     Exclude straight-line rent
      adjustment (1)               2,638        -         -       -     2,638
                                 --------------------------------------------
     Adjusted revenues           332,877   15,053   108,196     162   426,182

     Operating expenses          186,090    5,324    80,936      76   261,778
     Add back non-Real Estate
      depreciation and
      amortization (b)             3,502        -     2,828       -     6,330
     Add back amortization of
      mortgage procurement
      costs for non-Real Estate
      Groups (d)                       -        -        60       -        60
     Exclude straight-line rent
      adjustment (2)              (1,610)       -         -       -    (1,610)
     Exclude preference payment     (931)       -         -       -      (931)
                                 --------------------------------------------
     Adjusted operating
      expenses                   187,051    5,324    83,824      76   265,627

     Add interest and other
      income                      12,887      652     1,482      31    13,748
     Add equity in earnings
      (loss) of unconsolidated
      entities                    (5,577)    (146)    6,503       -     1,072
     Add back provision for
      decline in real estate of
      equity method rental
      properties                   5,661        -    (5,661)      -         -
     Add back equity method
      depreciation and
      amortization expense (see
      below)                       8,721        -    (8,721)      -         -
                                 --------------------------------------------

     Net Operating Income        167,518   10,235    17,975     117   175,375

     Interest expense            (82,350)  (3,402)  (17,767)    (43)  (96,758)

     Loss on early
      extinguishment of debt         (52)       -         -       -       (52)

     Equity in earnings (loss)
      of unconsolidated
      entities                     5,577      146    (6,503)      -    (1,072)

     Provision for decline in
      real estate of equity
      method properties           (5,661)       -         -       -    (5,661)

     Equity method depreciation
      and amortization expense
      (see above)                 (8,721)       -     8,721       -         -

     Gain on disposition of
      rental properties and
      other investments                -        -         -   8,627     8,627

     Preferred return on
      disposition                      -        -      (208)      -      (208)

     Provision for decline in
      real estate                   (365)       -         -       -      (365)

     Depreciation and
      amortization - Real
      Estate Groups (a)          (66,726)  (1,548)   (8,325)    (90)  (73,593)

     Amortization of mortgage
      procurement costs - Real
      Estate Groups (c)           (3,169)    (117)     (396)      -    (3,448)

     Straight-line rent
      adjustment (1) + (2)        (4,248)       -         -       -    (4,248)

     Preference payment             (931)       -         -       -      (931)
                                 --------------------------------------------

     Earnings (loss) before
      income taxes                   872    5,314    (6,503)  8,611    (2,334)

     Income tax provision         (3,723)       -         -  (3,327)   (7,050)
     Minority Interest            (5,168)  (5,168)        -       -         -
     Equity in earnings (loss)
      of unconsolidated
      entities                    (5,577)    (146)    6,503       -     1,072
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations      (13,596)       -         -   5,284    (8,312)

     Discontinued operations,
      net of tax                   5,284        -         -  (5,284)        -
                                 --------------------------------------------

     Net earnings (loss)         $(8,312)      $-        $-      $-   $(8,312)
                                 ============================================


     (a)  Depreciation and
      amortization - Real
      Estate Groups              $66,726   $1,548    $8,325     $90   $73,593
     (b)  Depreciation and
      amortization - Non-Real
      Estate                       3,502        -     2,828       -     6,330
                                 --------------------------------------------
           Total depreciation
            and amortization     $70,228   $1,548   $11,153     $90   $79,923
                                 ============================================

     (c)  Amortization of
      mortgage procurement
      costs - Real Estate
      Groups                      $3,169     $117      $396      $-    $3,448
     (d)  Amortization of
      mortgage procurement
      costs - Non-Real Estate          -        -        60       -        60
                                 --------------------------------------------
           Total amortization
            of mortgage
            procurement costs     $3,169     $117      $456      $-    $3,508
                                 ============================================

     Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss)
     (GAAP) (in thousands):

                                      Three Months Ended July 31, 2007

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------
     Revenues from real estate
      operations                $287,586  $15,329  $96,040  $12,397  $380,694
     Exclude straight-line rent
      adjustment (1)              (7,158)       -        -        -    (7,158)
                                 --------------------------------------------
     Adjusted revenues           280,428   15,329   96,040   12,397   373,536

     Operating expenses          177,186    4,853   62,399   11,883   246,615
     Add back non-Real Estate
      depreciation and
      amortization (b)             2,022        -      638        -     2,660
     Add back amortization of
      mortgage procurement
      costs for non-Real Estate
      Groups (d)                       -        -       10        -        10
     Exclude straight-line rent
      adjustment (2)              (3,688)       -        -        -    (3,688)
     Exclude preference payment     (936)       -        -        -      (936)
                                 --------------------------------------------
     Adjusted operating
      expenses                   174,584    4,853   63,047   11,883   244,661

     Add interest and other
      income                      23,423      601    6,228      112    29,162
     Add equity in earnings
      (loss) of unconsolidated
      entities                     7,773      232   (7,791)       -      (250)
     Add back provision for
      decline in real estate of
      equity method rental
      properties                       -        -        -        -         -
     Add back equity method
      depreciation and
      amortization expense (see
      below)                       9,914        -   (9,914)       -         -
                                 --------------------------------------------

     Net Operating Income        146,954   11,309   21,516      626   157,787

     Interest expense            (72,708)  (4,391) (16,443)  (2,000)  (86,760)

     Loss on early
      extinguishment of debt      (1,640)       -      (39)    (363)   (2,042)

     Equity in earnings (loss)
      of unconsolidated
      entities                    (7,773)    (232)   7,791        -       250

     Provision for decline in
      real estate of equity
      method properties                -        -        -        -         -

     Equity method depreciation
      and amortization expense
      (see above)                 (9,914)       -    9,914        -         -

     Gain on disposition of
      rental properties and
      other investments              431        -        -  106,318   106,749

     Preferred return on
      disposition                      -        -   (5,034)       -    (5,034)

     Provision for decline in
      real estate                      -        -        -        -         -

     Depreciation and
      amortization - Real
      Estate Groups (a)          (53,719)  (1,138)  (8,988)    (921)  (62,490)

     Amortization of mortgage
      procurement costs - Real
      Estate Groups (c)           (2,839)    (261)    (926)     (34)   (3,538)

     Straight-line rent
      adjustment (1) + (2)         3,470        -        -        -     3,470

     Preference payment             (936)       -        -        -      (936)
                                 --------------------------------------------

     Earnings (loss) before
      income taxes                 1,326    5,287    7,791  103,626   107,456

     Income tax provision            609        -        -  (40,040)  (39,431)
     Minority Interest            (5,519)  (5,519)       -        -         -
     Equity in earnings (loss)
      of unconsolidated
      entities                     7,773      232   (7,791)       -      (250)
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations        4,189        -        -   63,586    67,775

     Discontinued operations,
      net of tax                  63,586        -        -  (63,586)        -
                                 --------------------------------------------

     Net earnings (loss)         $67,775       $-       $-       $-   $67,775
                                 ============================================


     (a)  Depreciation and
      amortization - Real
      Estate Groups              $53,719   $1,138   $8,988     $921   $62,490
     (b)  Depreciation and
      amortization - Non-Real
      Estate                       2,022        -      638        -     2,660
                                 --------------------------------------------
           Total depreciation
            and amortization     $55,741   $1,138   $9,626     $921   $65,150
                                 ============================================

     (c)  Amortization of
      mortgage procurement
      costs - Real Estate
      Groups                      $2,839     $261     $926      $34    $3,538
     (d)  Amortization of
      mortgage procurement
      costs - Non-Real Estate          -        -       10        -        10
                                 --------------------------------------------
           Total amortization
            of mortgage
            procurement costs     $2,839     $261     $936      $34    $3,548
                                 ============================================

     Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss)
     (GAAP) (in thousands):

                                       Six Months Ended July 31, 2008

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

     Revenues from real estate
      operations                $637,885  $31,566  $199,342    $706  $806,367
     Exclude straight-line rent
      adjustment (1)              (2,092)       -         -       -    (2,092)
                                 --------------------------------------------
     Adjusted revenues           635,793   31,566   199,342     706   804,275

     Operating expenses          393,766   17,043   145,511     287   522,521
     Add back non-Real Estate
      depreciation and
      amortization (b)             6,821        -    13,439       -    20,260
     Add back amortization of
      mortgage procurement
      costs for non-Real Estate
      Groups (d)                       -        -       105       -       105
     Exclude straight-line rent
      adjustment (2)              (3,193)       -         -       -    (3,193)
     Exclude preference payment   (1,867)       -         -       -    (1,867)
                                 --------------------------------------------
     Adjusted operating
      expenses                   395,527   17,043   159,055     287   537,826

     Add interest and other
      income                      21,288    1,127     3,083      35    23,279
     Add equity in earnings
      (loss) of unconsolidated
      entities                   (15,224)    (127)   15,530       -       433
     Remove gain on disposition
      recorded on equity method     (881)       -       881       -         -
     Add back provision for
      decline in real estate of
      equity method rental
      properties                   5,661        -    (5,661)      -         -
     Add back equity method
      depreciation and
      amortization expense (see
      below)                      17,710        -   (17,710)      -         -
                                 --------------------------------------------

     Net Operating Income        268,820   15,523    36,410     454   290,161

     Interest expense           (165,721)  (6,742)  (36,180)   (235) (195,394)

     Loss on early
      extinguishment of debt      (5,231)    (119)      (22)      -    (5,134)

     Equity in earnings (loss)
      of unconsolidated
      entities                    15,224      127   (15,530)      -      (433)

     Gain on disposition of
      equity method rental
      properties                     881        -         -       -       881

     Provision for decline in
      real estate of equity
      method properties           (5,661)       -         -       -    (5,661)

     Equity method depreciation
      and amortization expense
      (see above)                (17,710)       -    17,710       -         -

     Gain on disposition of
      rental properties and
      other investments              150        -         -   8,627     8,777

     Preferred return on
      disposition                      -        -      (208)      -      (208)

     Provision for decline in
      real estate                   (365)       -         -       -      (365)

     Depreciation and
      amortization - Real
      Estate Groups (a)         (130,026)  (2,531)  (16,768)    (95) (144,358)

     Amortization of mortgage
      procurement costs - Real
      Estate Groups (c)           (6,107)    (269)     (942)    (11)   (6,791)

     Straight-line rent
      adjustment (1) + (2)        (1,101)       -         -       -    (1,101)

     Preference payment           (1,867)       -         -       -    (1,867)
                                 --------------------------------------------

     Earnings (loss) before
      income taxes               (48,714)   5,989   (15,530)  8,740   (61,493)

     Income tax provision         15,856        -         -  (3,377)   12,479
     Minority Interest            (5,862)  (5,862)        -       -         -
     Equity in earnings (loss)
      of unconsolidated
      entities                   (15,224)    (127)   15,530       -       433
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations      (53,944)       -         -   5,363   (48,581)

     Discontinued operations,
      net of tax                   5,363        -         -  (5,363)        -
                                 --------------------------------------------

     Net earnings (loss)        $(48,581)      $-        $-      $-  $(48,581)
                                 ============================================


     (a)  Depreciation and
      amortization - Real
      Estate Groups             $130,026   $2,531   $16,768     $95  $144,358
     (b)  Depreciation and
      amortization - Non-Real
      Estate                       6,821        -    13,439       -    20,260
                                 --------------------------------------------
           Total depreciation
            and amortization    $136,847   $2,531   $30,207     $95  $164,618
                                 ============================================

     (c)  Amortization of
      mortgage procurement
      costs - Real Estate
      Groups                      $6,107     $269      $942     $11    $6,791
     (d)  Amortization of
      mortgage procurement
      costs - Non-Real Estate          -        -       105       -       105
                                 --------------------------------------------
           Total amortization
            of mortgage
            procurement costs     $6,107     $269    $1,047     $11    $6,896
                                 ============================================

     Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss)
     (GAAP) (in thousands):

                                       Six Months Ended July 31, 2007

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

     Revenues from real estate
      operations               $555,951  $30,645  $173,222  $24,599  $723,127
     Exclude straight-line
      rent adjustment (1)       (13,000)       -         -        -   (13,000)
                                 --------------------------------------------
     Adjusted revenues          542,951   30,645   173,222   24,599   710,127

     Operating expenses         345,778   10,648   112,953   20,730   468,813
     Add back non-Real Estate
      depreciation and
      amortization (b)            4,019        -     2,517        -     6,536
     Add back amortization of
      mortgage procurement
      costs for non-Real
      Estate Groups (d)               -        -        33        -        33
     Exclude straight-line
      rent adjustment (2)        (5,380)       -         -        -    (5,380)
     Exclude preference
      payment                    (1,834)       -         -        -    (1,834)
                                 --------------------------------------------
     Adjusted operating
      expenses                  342,583   10,648   115,503   20,730   468,168

     Add interest and other
      income                     34,822    1,424     6,851      209    40,458
     Add equity in earnings
      (loss) of unconsolidated
      entities                    9,134      584    (9,099)       -      (549)
     Remove gain on
      disposition recorded on
      equity method              (2,106)       -     2,106        -         -
     Add back provision for
      decline in real estate
      of equity method rental
      properties                      -        -         -        -         -
     Add back equity method
      depreciation and
      amortization expense
      (see below)                18,787        -   (18,787)       -         -
                                 --------------------------------------------

     Net Operating Income       261,005   22,005    38,790    4,078   281,868

     Interest expense          (149,507)  (8,871)  (33,297)  (3,608) (177,541)

     Loss on early
      extinguishment of debt     (4,184)    (821)     (459)    (363)   (4,185)

     Equity in earnings (loss)
      of unconsolidated
      entities                   (9,134)    (584)    9,099        -       549

     Gain on disposition of
      equity method rental
      properties                  2,106        -         -        -     2,106

     Provision for decline in
      real estate of equity
      method properties               -        -         -        -         -

     Equity method
      depreciation and
      amortization expense
      (see above)               (18,787)       -    18,787        -         -

     Gain on disposition of
      rental properties and
      other investments             431        -         -  106,318   106,749

     Preferred return on
      disposition                     -        -    (5,034)       -    (5,034)

     Provision for decline in
      real estate                     -        -         -        -         -

     Depreciation and
      amortization - Real
      Estate Groups (a)        (111,509)  (3,825)  (17,381)  (1,934) (126,999)

     Amortization of mortgage
      procurement costs - Real
      Estate Groups (c)          (5,403)    (421)   (1,406)     (69)   (6,457)

     Straight-line rent
      adjustment (1) + (2)        7,620        -         -        -     7,620

     Preference payment          (1,834)       -         -        -    (1,834)
                                 --------------------------------------------

     Earnings (loss) before
      income taxes              (29,196)   7,483     9,099  104,422    76,842

     Income tax provision        14,649        -         -  (40,348)  (25,699)
     Minority Interest           (8,067)  (8,067)        -        -         -
     Equity in earnings (loss)
      of unconsolidated
      entities                    9,134      584    (9,099)       -      (549)
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations     (13,480)       -         -   64,074    50,594

     Discontinued operations,
      net of tax                 64,074        -         -  (64,074)        -
                                 --------------------------------------------

     Net earnings (loss)        $50,594       $-        $-       $-   $50,594
                                 ============================================


     (a)  Depreciation and
      amortization - Real
      Estate Groups            $111,509   $3,825   $17,381   $1,934  $126,999
     (b)  Depreciation and
      amortization - Non-Real
      Estate                      4,019        -     2,517        -     6,536
                                 --------------------------------------------
           Total depreciation
            and amortization   $115,528   $3,825   $19,898   $1,934  $133,535
                                 ============================================

     (c)  Amortization of
      mortgage procurement
      costs - Real Estate
      Groups                     $5,403     $421    $1,406      $69    $6,457
     (d)  Amortization of
      mortgage procurement
      costs - Non-Real Estate         -        -        33        -        33
                                 --------------------------------------------
           Total amortization
            of mortgage
            procurement costs    $5,403     $421    $1,439      $69    $6,490
                                 ============================================

                 Forest City Enterprises, Inc. and Subsidiaries
                       Supplemental Operating Information

                         Net Operating Income (dollars in thousands)
                         -------------------------------------------

                                      Three Months Ended July 31, 2008
                                      --------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

    Commercial Group
       Retail
         Comparable             $59,276   $2,652    $5,470       $-   $62,094
         --------------------------------------------------------------------
         Total                   61,535    3,342     5,515        -    63,708

       Office Buildings
         Comparable              44,489    1,670     2,326        -    45,145
         --------------------------------------------------------------------
         Total                   70,339    2,589     2,445        -    70,195

       Hotels
         Comparable               5,511        -         6        -     5,517
         --------------------------------------------------------------------
         Total                    5,996      143         6        -     5,859

       Earnings from Commercial
        Land Sales                4,855    2,005         -        -     2,850

       Other(1)                  (3,374)     598      (555)       -    (4,527)
         --------------------------------------------------------------------

    Total Commercial Group

         Comparable             109,276    4,322     7,802        -   112,756
         --------------------------------------------------------------------
         Total                  139,351    8,677     7,411        -   138,085

    Residential Group
       Apartments
         Comparable              28,641    1,047     6,498        -    34,092
         --------------------------------------------------------------------
         Total                   31,324      711     7,611      117    38,341

       Military Housing
         Comparable (2)               -        -         -        -         -
         --------------------------------------------------------------------
         Total                   15,661      396       936        -    16,201

       Other (1)                 (6,716)      50       179        -    (6,587)
         --------------------------------------------------------------------


       Sale of Residential
        Development Project           -        -         -        -         -
         --------------------------------------------------------------------

    Total Residential Group

         Comparable              28,641    1,047     6,498        -    34,092
         --------------------------------------------------------------------
         Total                   40,269    1,157     8,726      117    47,955

    Total Rental Properties

         Comparable             137,917    5,369    14,300        -   146,848
         --------------------------------------------------------------------
         Total                  179,620    9,834    16,137      117   186,040

    Land Development Group        6,717      401       148        -     6,464

    The Nets                     (8,548)       -     1,690        -    (6,858)

    Corporate Activities        (10,271)       -         -        -   (10,271)
    -------------------------------------------------------------------------

    Grand Total                $167,518  $10,235   $17,975     $117  $175,375
    -------------------------------------------------------------------------



                             Net Operating Income (dollars in thousands)
                             -------------------------------------------

                                        Three Months Ended July 31, 2007
                                        --------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

    Commercial Group
       Retail
         Comparable             $57,431   $2,674    $4,640       $-   $59,397
         --------------------------------------------------------------------
         Total                   62,586    4,588     4,955        -    62,953

       Office Buildings
         Comparable              46,734    2,613     1,707        -    45,828
         --------------------------------------------------------------------
         Total                   48,298    4,266     1,847        -    45,879

       Hotels
         Comparable               5,525        -       278        -     5,803
         --------------------------------------------------------------------
         Total                    5,993      (51)      486        -     6,530

       Earnings from Commercial
        Land Sales                 (316)       -         -        -      (316)

       Other  (1)                (2,890)     944       (32)       -    (3,866)
         --------------------------------------------------------------------

    Total Commercial Group

         Comparable             109,690    5,287     6,625        -   111,028
         --------------------------------------------------------------------
         Total                  113,671    9,747     7,256        -   111,180

    Residential Group
       Apartments
         Comparable              27,398      752     7,240        -    33,886
         --------------------------------------------------------------------
         Total                   31,671    1,344    13,034      626    43,987

       Military Housing
         Comparable (2)               -        -         -        -         -
         --------------------------------------------------------------------
         Total                    1,493      (89)      375        -     1,957

       Other (1)                 (5,103)       4       339        -    (4,768)
         --------------------------------------------------------------------


       Sale of Residential
        Development Project      10,090        -         -        -    10,090
         --------------------------------------------------------------------

    Total Residential Group

         Comparable              27,398      752     7,240        -    33,886
         --------------------------------------------------------------------
         Total                   38,151    1,259    13,748      626    51,266

    Total Rental Properties

         Comparable             137,088    6,039    13,865        -   144,914
         --------------------------------------------------------------------
         Total                  151,822   11,006    21,004      626   162,446

    Land Development Group        6,873      303        83        -     6,653

    The Nets                     (2,226)       -       429        -    (1,797)

    Corporate Activities         (9,515)       -         -        -    (9,515)
    -------------------------------------------------------------------------

    Grand Total                $146,954  $11,309   $21,516     $626  $157,787
    -------------------------------------------------------------------------

                         Net Operating Income (dollars in thousands)
                         -------------------------------------------

                                                        % Change
                                        ---------------------------------
                                                                 Pro-Rata
                                        Full Consolidation    Consolidation
                                             (GAAP)             (Non-GAAP)
                                        ---------------------------------

    Commercial Group
       Retail
         Comparable                           3.2%                  4.5%
         Total

       Office Buildings
         Comparable                          (4.8%)                (1.5%)
         Total

       Hotels
         Comparable                          (0.3%)                (4.9%)
         Total

       Earnings from Commercial
        Land Sales

       Other  (1)

    Total Commercial Group

         Comparable                          (0.4%)                 1.6%
         Total

    Residential Group
       Apartments
         Comparable                           4.5%                  0.6%
         Total

       Military Housing
         Comparable (2)
         Total

       Other  (1)

       Sale of Residential
        Development Project

    Total Residential Group

         Comparable                           4.5%                  0.6%
         Total

    Total Rental Properties

         Comparable                           0.6%                  1.3%
         Total

    Land Development Group
    The Nets
    Corporate Activities
    Grand Total


    (1) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.
    (2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

                               Net Operating Income (dollars in thousands)
                               -------------------------------------------

                                         Six Months Ended July 31, 2008
                                         ------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

    Commercial Group
       Retail
         Comparable            $116,143   $5,327   $10,924       $-  $121,740
         --------------------------------------------------------------------
         Total                  122,733    6,315    11,044        -   127,462

       Office Buildings
         Comparable              89,575    4,190     4,689        -    90,074
         --------------------------------------------------------------------
         Total                  125,267    4,993     5,023        -   125,297

       Hotels
         Comparable               6,766        -       216        -     6,982
         --------------------------------------------------------------------
         Total                    9,079      676       216        -     8,619

       Earnings from Commercial
        Land Sales                5,879    2,242         -        -     3,637

       Other (1)                (29,458)  (1,018)   (1,081)       -   (29,521)
         --------------------------------------------------------------------

    Total Commercial Group

         Comparable             212,484    9,517    15,829        -   218,796
         --------------------------------------------------------------------
         Total                  233,500   13,208    15,202        -   235,494

    Residential Group
       Apartments
         Comparable              55,371    1,431    13,250        -    67,190
         --------------------------------------------------------------------
         Total                   64,464    1,405    15,598      454    79,111

       Military Housing
         Comparable (2)               -        -         -        -         -
         --------------------------------------------------------------------
         Total                   25,619      396     2,060        -    27,283

       Other (1)                (15,317)      95       (31)       -   (15,443)
         --------------------------------------------------------------------

       Sale of Residential
        Development Project           -        -         -        -         -
         --------------------------------------------------------------------

    Total Residential Group

         Comparable              55,371    1,431    13,250        -    67,190
         --------------------------------------------------------------------
         Total                   74,766    1,896    17,627      454    90,951

    Total Rental Properties

         Comparable             267,855   10,948    29,079        -   285,986
         --------------------------------------------------------------------
         Total                  308,266   15,104    32,829      454   326,445

    Land Development Group        6,158      419       278        -     6,017

    The Nets                    (22,021)       -     3,303        -   (18,718)

    Corporate Activities        (23,583)       -         -        -   (23,583)
    -------------------------------------------------------------------------

    Grand Total                $268,820  $15,523   $36,410     $454  $290,161
    -------------------------------------------------------------------------

               Net Operating Income (dollars in thousands)
               -------------------------------------------

                                         Six Months Ended July 31, 2007
                                         ------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                              (GAAP)    Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------


    Commercial Group
       Retail
         Comparable            $112,509    $5,389  $10,877       $-  $117,997
         --------------------------------------------------------------------
         Total                  118,308     7,315   11,220        -   122,213

       Office Buildings
         Comparable              91,170     5,157    2,890        -    88,903
         --------------------------------------------------------------------
         Total                   94,532     7,807    3,089        -    89,814

       Hotels
         Comparable               7,426         -      552        -     7,978
         --------------------------------------------------------------------
         Total                    8,286       101      969        -     9,154

       Earnings from Commercial
        Land Sales                2,064       434        -        -     1,630

       Other (1)                 (9,192)    3,043       99        -   (12,136)
         --------------------------------------------------------------------

    Total Commercial Group

         Comparable             211,105    10,546   14,319        -   214,878
         --------------------------------------------------------------------
         Total                  213,998    18,700   15,377        -   210,675

    Residential Group
       Apartments
         Comparable              52,202     1,398   14,917        -    65,721
         --------------------------------------------------------------------
         Total                   60,120     2,656   21,793    4,079    83,336

       Military Housing
         Comparable (2)               -         -        -        -         -
         --------------------------------------------------------------------
         Total                    4,859       (89)     560        -     5,508

       Other(1)                  (9,339)        4       99       (1)   (9,245)
         --------------------------------------------------------------------

       Sale of Residential
        Development Project      10,090         -        -        -    10,090
         --------------------------------------------------------------------

    Total Residential Group

         Comparable              52,202     1,398   14,917        -    65,721
         --------------------------------------------------------------------
         Total                   65,730     2,571   22,452    4,078    89,689

    Total Rental Properties

         Comparable             263,307    11,944   29,236        -   280,599
         --------------------------------------------------------------------
         Total                  279,728    21,271   37,829    4,078   300,364


    Land Development Group       10,096       734      199        -     9,561
    The Nets                     (5,477)        -      762        -    (4,715)
    Corporate Activities        (23,342)        -        -        -   (23,342)
    -------------------------------------------------------------------------

    Grand Total                $261,005   $22,005  $38,790   $4,078  $281,868
    -------------------------------------------------------------------------

               Net Operating Income (dollars in thousands)
               -------------------------------------------

                                                        % Change
                                        -----------------------------------
                                                                 Pro-Rata
                                        Full Consolidation    Consolidation
                                             (GAAP)             (Non-GAAP)
                                        -----------------------------------

    Commercial Group
       Retail
         Comparable                           3.2%               3.2%
         Total

       Office Buildings
         Comparable                          (1.7%)              1.3%
         Total

       Hotels
         Comparable                          (8.9%)            (12.5%)
         Total

       Earnings from Commercial
        Land Sales

       Other (1)

    Total Commercial Group

         Comparable                           0.7%               1.8%
         Total

    Residential Group
       Apartments
         Comparable                           6.1%               2.2%
         Total

       Military Housing
         Comparable (2)
         Total

       Other (1)

       Sale of Residential
        Development Project

    Total Residential Group

         Comparable                           6.1%               2.2%
         Total

    Total Rental Properties

         Comparable                           1.7%               1.9%
         Total

    Land Development Group
    The Nets
    Corporate Activities
    Grand Total


    (1) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.
    (2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.

    Development Pipeline


    July 31, 2008
    2008 Openings and Acquisitions (6)

                                             Dev            FCE Legal    Pro-
                                             (D)   Date       Owner-     Rata
                                             Acq  Opened /    ship %    FCE %
    Property                   Location      (A)  Acquired     (h)      (h)(1)
    --------------------------------------------------------------------------

    Retail Centers:
    Orchard Town Center       Westminster,
                              CO              D     Q1-08     100.0%    100.0%

    Office:
    818 Mission Street (c)    San Francisco,
                              CA              A     Q1-08      50.0%     50.0%
    Johns Hopkins
     - 855 North Wolfe Street East Baltimore,
                              MD              D     Q1-08      76.6%     76.6%

    Residential:
    Lucky Strike              Richmond, VA    D     Q1-08     100.0%    100.0%
    Uptown Apartments(c)(e) Oakland, CA D Q1-08/Q3-08 50.0% 50.0% Mercantile Place on
     Main (e)                 Dallas, TX      D  Q1-08/Q4-08  100.0%    100.0%



    Total Openings and
     Acquisitions (d)

    --------------------------------------------------------------------------
    Residential Phased-In
     Units (c)(e):
    Cobblestone Court         Painesville,
                              OH              D     2006-08    50.0%     50.0%
    Stratford Crossing        Wadsworth, OH   D     2007-09    50.0%     50.0%
    Sutton Landing            Brimfield, OH   D     2007-09    50.0%     50.0%
    Total (g)
    --------------------------------------------------------------------------
    See Attached Footnotes



                              Cost at         Cost at FCE
                                Full           Pro-Rata
                              Consoli-  Total    Share
                              dation    Cost   (Non-GAAP) Sq. ft./   Gross
    Property                   (GAAP)  at 100%    (b)      No. of   Leasable
                                (a)      (2)    (1)X(2)    Units      Area
    --------------------------------------------------------------------------
                                     (in millions)
                              --------------------------

    Retail Centers:
    Orchard Town Center        $170.5   $170.5   $170.5   980,000  565,000 (f)
                              --------------------------========= ============

    Office:
    818 Mission Street (c)       $0.0    $20.6    $10.3    34,000
    Johns Hopkins - 855 North
     Wolfe Street               111.5    111.5     85.4    278,000 (i)
                              ------------------------------------
                               $111.5   $132.1    $95.7    312,000
                              --------------------------==========

    Residential:
    Lucky Strike                $38.5    $38.5    $38.5        131
    Uptown Apartments (c)(e)      0.0    205.4    102.7        665
    Mercantile Place on
     Main (e)                   146.1    146.1    146.1        366 (j)
                              ------------------------------------
                               $184.6   $390.0   $287.3      1,162
                              --------------------------==========


    Total Openings and        --------------------------
     Acquisitions (d)          $466.6   $692.6   $553.5
                              ==========================

    --------------------------------------------------------------
    Residential Phased-In
    Units (c) (e):                                 Opened in '08 /
                                                           Total
                                                   ---------------
    Cobblestone Court            $0.0    $24.6    $12.3     96/304
    Stratford Crossing            0.0     25.3     12.7     72/348
    Sutton Landing                0.0     15.9      8.0     84/216
                              ------------------------------------
    Total (g)                    $0.0    $65.8    $33.0    252/868
                              ====================================

    --------------------------------------------------------------

    See Attached Footnotes

    Development Pipeline

    July 31, 2008
    Under Construction (13)
                                                 Dev              FCE     Pro-
                                                 (D)   Antici-   Legal    Rata
                                                 Acq    pated  Ownership FCE %
    Property                         Location    (A)   Opening   % (h)  (h)(1)
    --------------------------------------------------------------------------

    Retail Centers:
    Shops at Wiregrass              Tampa, FL     D     Q3-08    50.0%  100.0%
    White Oak Village               Richmond, VA  D     Q3-08    50.0%  100.0%
    Promenade at Temecula Expansion Temecula, CA  D     Q1-09    75.0%   75.0%
    Village at Gulfstream (c)       Hallandale,
                                    FL            D     Q3-09    50.0%   50.0%
    East River Plaza (c)            Manhattan,
                                    NY            D     Q3-09    35.0%   50.0%
    Ridge Hill (e)                  Yonkers, NY   D  Q4-09/Q2-10 70.0%  100.0%

    Office:
    Mesa Del Sol Town Center(c)     Albuquerque,
                                    NM            D     Q4-08    47.5%   47.5%
    Mesa Del Sol - Fidelity (c)     Albuquerque,
                                    NM            D     Q4-08    47.5%   47.5%
    Waterfront Station - East
     4th & West 4th Buildings(c)    Washington
                                    DC            D     Q1-10    45.0%   45.0%
    Residential:
    Haverhill                       Haverhill,
                                    MA            D     Q1-09   100.0%  100.0%
    80 Dekalb Avenue (e)            Brooklyn, NY  D  Q3-09/Q1-10 70.0%  100.0%
    The Yards - Pattern Shop Lofts  Washington
                                    DC            D     Q4-09    90.0%   90.0%
    Beekman (e)                     Manhattan,
                                    NY            D    Q2-10/11  49.0%   70.0%

    Total Under Construction (k)

    --------------------------------------------------------------------------
    Residential Phased-In
     Units (c) (e):
    Stratford Crossing              Wadsworth,
                                    OH            D   2007-09   50.0%    50.0%
    Sutton Landing                  Brimfield,
                                    OH            D   2007-09   50.0%    50.0%
    Total (p)
    --------------------------------------------------------------------------
    See Attached Footnotes

    Military Housing - see Footnote q



    Development Pipeline

    July 31, 2008
    Under Construction (13)
                                     Cost at          Cost at FCE
                                      Full             Pro-Rata
                                     Consoli-   Total    Share
                                      dation    Cost   (Non-GAAP) Sq. ft./
    Property                          (GAAP)   at 100%    (b)      No. of
                                        (a)      (2)    (1)X(2)    Units
    --------------------------------------------------------------------------
                                                (in millions)
                                         -----------------------------
    Retail Centers:
    Shops at Wiregrass               $149.1    $149.1    $149.1    646,000
    White Oak Village                  70.6      70.6      70.6    800,000
    Promenade at Temecula Expansion   102.9     102.9      77.2    126,000
    Village at Gulfstream (c)           0.0     182.2      91.1    466,000
    East River Plaza (c)                0.0     407.4     203.7    517,000
    Ridge Hill (e)                    670.7     670.7     670.7  1,200,000
                                   ----------------------------------------
                                     $993.3  $1,582.9  $1,262.4  3,755,000
                                   ------------------------------==========
    Office:
    Mesa Del Sol Town Center  (c)      $0.0     $18.7      $8.9     74,000 (n)
    Mesa Del Sol - Fidelity (c)         0.0      30.9      14.7    210,000
    Waterfront Station - East 4th
     & West 4th Buildings (c)           0.0     330.2     148.6    628,000 (o)
                                   ----------------------------------------
                                       $0.0    $379.8    $172.2    912,000
                                   ------------------------------==========

    Residential:
    Haverhill                         $75.3     $75.3     $75.3        305
    80 Dekalb Avenue (e)              152.0     152.0     152.0        365
    The Yards - Pattern Shop Lofts     55.0      55.0      49.5        170
    Beekman (e)                       875.7     875.7     613.0        904
                                   ----------------------------------------
                                   $1,158.0  $1,158.0    $889.8      1,744
                                   ------------------------------==========

                                   -----------------------------
    Total Under Construction (k)   $2,151.3  $3,120.7  $2,324.4
                                   =============================

    --------------------------------------------------------------------------
    Residential Phased-In
     Units (c) (e):                                     Under Const. / Total
                                                        --------------------
    Stratford Crossing                 $0.0     $25.3     $12.7     168/348
    Sutton Landing                      0.0      15.9       8.0     108/216
                                   ----------------------------------------
    Total (p)                          $0.0     $41.2     $20.7     276/564
                                   ========================================
    --------------------------------------------------------------------------
    See Attached Footnotes
    Military Housing - see Footnote q

    Development Pipeline

    July 31, 2008
    Under Construction (13)                   Gross
                                            Leasable             Lease
    Property                                  Area            Commitment%

    Retail Centers:
    Shops at Wiregrass                      356,000                78%
    White Oak Village                       294,000                89%
    Promenade at Temecula Expansion         126,000                57%
    Village at Gulfstream (c)               466,000 (l)            40%
    East River Plaza (c)                    517,000                70%
    Ridge Hill (e)                        1,200,000 (m)            14%
                                         -----------
                                          2,959,000
                                         ===========

    Office:
    Mesa Del Sol Town Center  (c)                                  31%
    Mesa Del Sol - Fidelity (c)                                   100%
    Waterfront Station - East 4th & West
     4th Buildings (c)                                             98%


    Residential:
    Haverhill
    80 Dekalb Avenue (e)
    The Yards - Pattern Shop Lofts
    Beekman (e)


    Total Under Construction (k)

    --------------------------------------------------------------------------
    Residential Phased-In Units (c) (e):
    Stratford Crossing
    Sutton Landing
    Total (p)
    --------------------------------------------------------------------------
    See Attached Footnotes
    Military Housing - see Footnote q

    Development Pipeline
    July 31, 2008 Footnotes

    (a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
    (b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
    (c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
    (d) The difference between the full consolidation cost amount (GAAP) of $466.6 million to the Company's pro-rata share (a non-GAAP measure) of $553.5 million consists of a reduction to full consolidation for minority interest of $26.1 million of cost and the addition of its share of cost for unconsolidated investments of $113.0 million.
    (e) Phased-in openings. Costs are representative of the total project.
    (f) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office space.
    (g) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $33.0 million consists of the Company's share of cost for unconsolidated investments of $33.0 million.
    (h) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.
    (i) Includes 22,000 square feet of retail space.
    (j) Includes 18,000 square feet of retail space.
    (k) The difference between the full consolidation cost amount (GAAP) of $2,151.3 million to the Company's pro-rata share (a non-GAAP measure) of $2,324.4 million consists of a reduction to full consolidation for minority interest of $293.9 million of cost and the addition of its share of cost for unconsolidated investments of $467.0 million.
    (l) Includes 86,000 square feet of office space.
    (m) Includes 156,000 square feet of office space.
    (n) Includes 22,000 square feet of retail space.
    (o) Includes 85,000 square feet of retail space.
    (p) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $20.7 million consists of the Company's share of cost for unconsolidated investments of $20.7 million.
    (q) Below is a summary of our equity method investments for Military Housing Development projects. The Company provides services for these projects including development, construction, and management and receives agreed upon fees for these services. (See pages 6-7 for net fee revenue included in NOI.)

                                            FCE     Cost      Total    Sq.ft./
                                  Antici-   Pro-   at Full     Cost    No. of
                                  pated     Rata%  Consol-    at 100%  Units
    Property           Location   Opening   (h)    idation(a)
    --------------------------------------------------------------------------
                                                (in millions)
                                         -----------------------------
    Military Housing: -
     Openings (1)
    Ohana Military
     Communities,
     Hawaii
     Increment I        Honolulu,
                        HI        2005-Q2-08  *     $0.0      $316.5    1,952
                                                  ----------------------------


    Military Housing
     Under
     Construction (7)
    Midwest Millington  Memphis,
                        TN        2008-2009   *     $0.0       $38.1      318
    Navy Midwest        Chicago,
                        IL        2006-2009   *      0.0       264.7    1,658
    Air Force Academy   Colorado
                        Springs,
                        CO        2007-2009 50.0%    0.0        82.5      427
    Marines, Hawaii
     Increment II       Honolulu,
                        HI        2007-2010   *      0.0       338.8    1,175
    Navy, Hawaii
     Increment III      Honolulu,
                        HI        2007-2010   *      0.0       614.6    2,519
    Pacific Northwest
     Communities        Seattle,
                        WA        2007-2010   *      0.0       264.5    2,986
    Hawaii Phase IV     Kaneohe,
                        HI        2007-2014   *      0.0       257.9      917
                                                  ----------------------------
    Total Under
     Construction                                   $0.0    $1,861.1   10,000
                                                  ----------------------------

    Total Military
     Housing  (8)                                   $0.0    $2,177.6   11,952
                                                  ============================

    * The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.